                             EMPLOYMENT AGREEMENT

                         THIS AGREEMENT (the "Agreement") is being made as of
this 7th day of July, 1998 between iPARTY CORP., a Delaware corporation having its principal offices at 1350 Avenue of the Americas, Suite 2701, New York, New York 10019 (the "Company"), and BYRON HERO, an individual residing at 418 East 59th Street, New York, New York 10022 ("Hero").

                            W I T N E S S E T H :

                  WHEREAS, the Company desires to employ Hero and Hero desires to be employed by the Company as its Chief Executive Officer upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs Hero and Hero agrees to serve the Company as its Chief Executive Officer upon the terms and conditions contained herein, for a term commencing as of July 7, 1998 and continuing until June 30, 2001 (the "Employment Term").

                  2. Duties and Powers as Employee. During the Employment Term, Hero shall be employed by the Company as its Chief Executive Officer. Hero agrees to devote substantially all his full working time, energy and efforts to the business of the Company. In performance of his duties, Hero shall be subject to the direction of the Board of Directors of the Company. As Chief Executive Officer, Hero shall be responsible for managing, directing and supervising all aspects of the business of the Company. The Chief Executive Officer shall be responsible for developing the business plan and objectives of the Company and managing the execution of such plan. Hero shall be available to travel as the needs of the business require.

                  3.     Compensation.

                         (a)  As compensation for his services hereunder, the
Company shall pay Hero, during the Employment Term, a base salary (the "Base Salary"), payable in equal semi-monthly installments in arrears, at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000). Additionally, Hero shall be entitled to participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.

                         (b) In addition to the Base Salary provided herein,
Hero may be entitled to receive an annual performance bonus payment as determined in the sole discretion of the Compensation Committee, or in the absence of a Compensation Committee, the Board of Directors of the Company. The annual target bonus payment shall be Fifty Thousand Dollars ($50,000).

                         (c) Hero shall be granted stock options for an
aggregate of 300,000 shares of common stock of the Company pursuant to the iParty Stock Option Plan which options shall vest as follows: provided Hero remains continuously employed by the Company on January 15, 1999, options for 50,000 shares shall vest on January 15, 1999; provided Hero remains continuously employed by the Company on July 15, 1999, options for 50,000 shall vest on July 15, 1999; provided Hero remains continuously employed by the Company on January 15, 2000, options for 50,000 shares shall vest on January 15, 2000; provided Hero remains continuously employed by the Company on July 15, 2000, options for 50,000 shares shall vest on July 15, 2000; and provided Hero remains continuously employed by the Company on January 15, 2000, options for 50,000 shares shall vest on January 15, 2001.

                         (d) The Company shall provide Hero with a car allowance
of up to One Thousand Dollars ($1,000) per month with Hero to be responsible for all expenses of operation, including insurance and repairs.

                  4. Expenses; Vacations. Hero shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Hero shall be entitled to four (4) weeks vacation time per annum in accordance with the regular procedures of the Company governing senior executive officers as determined from time to time by the Company's Board of Directors. Hero also shall be eligible to participate in all medical, health and disability benefit programs provided to senior executives of the Company.

                  5. Representations and Warranties of Employee. Hero represents and warrants to the Company that (a) Hero is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Hero is under no physical or mental disability that would hinder his performance of duties under this Agreement.

                  6. Non-Competition. Hero agrees that he will not (a) during the period he is employed by the Company engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one year after he ceases to be employed by the Company, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because Hero owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Hero, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  7. Confidential Information. All confidential information which Hero may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Hero shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  8.     Termination.

                         (a)  Notwithstanding anything herein contained, if on
or after the date hereof and prior to the end of the Employment Term, Hero is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Hero's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Hero shall (i) be charged with a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) intentionally fail to follow any commercially reasonable direction of the Board of Directors, (iv) commit an act of fraud against the

Company, or (v) breach any term of this Agreement and fail to correct such breach within ten days after written notice of commission thereof.

                         (b) In the event that Hero shall be physically or
mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six months, then this Agreement shall terminate upon 30 (thirty) days' written notice to Hero, and no further compensation shall be payable to Hero, except for any accrued and unpaid Base Salary and expenses as contemplated under Section 4 and as may otherwise be provided under any disability insurance policy, if any.

                         (c) In the event that Hero shall die, then this
Agreement shall terminate on the date of Hero's death, and no further compensation shall be payable to Hero, except for any accrued and unpaid Base Salary and expenses as contemplated under Section 4 and as may otherwise be provided under any insurance policy or similar instrument.

                         (d) In the event that this Agreement is terminated "For
Cause" pursuant to Section 8(a), then Hero shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

                         (e) In the event that the Company terminates Hero for
any reason other than as provided under Section 8(a), (b) or (c), then this Agreement shall terminate upon thirty (30) days' written notice to Hero and the Company shall be obligated to pay to Hero an amount equal to any unpaid expenses as contemplated under Section 4 and a severance payment equal to twelve (12) months salary at the Base Salary then in effect, payable in twelve (12) equal monthly installments. If this Agreement is not renewed at the end of the Employment Term, such non-renewal shall not be deemed a termination of this Agreement without cause.

                         (f) Nothing contained in this Section 8 shall be deemed
to limit any other right the Company may have to terminate Hero's employment hereunder upon any ground permitted by law.

                  9. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity.

                  10. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Hero's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf. Notice to the estate of Hero shall be sufficient if addressed to Hero as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  14. Binding Effect. Hero's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Hero's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Hero and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 9.

                  15. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  16. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                 iPARTY CORP.


                                 By:
                                     ------------------------------
                                     Name: Daniel I. DeWolf
                                     Title: Secretary


                                     ------------------------------
                                     Byron Hero